    As filed with the Securities and Exchange Commission on December 5, 2001
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                       INTERNATIONAL FUEL TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            Nevada                                        88-0357508
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                            7777 Bonhomme, Suite 1920
                            St. Louis, Missouri 63105
                                 (314) 727-3333
                    (Address of Principal Executive Offices)

        International Fuel Technology, Inc. 2001 Long Term Incentive Plan
                              (Full Title of Plan)

                       ----------------------------------

                             William J. Lindenmayer
                                    President
                       International Fuel Technology, Inc.
                            7777 Bonhomme, Suite 1920
                            St. Louis, Missouri 63105
                                 (314) 727-3333
            (Name, Address and Telephone Number of Agent For Service)

                  --------------------------------------------

                                 With a copy to:
                             David W. Braswell, Esq.
                             Armstrong Teasdale LLP
                       One Metropolitan Square, Suite 2600
                         St. Louis, Missouri 63102-2740
                                 (314) 621-5070

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

=============================== ====================== ========================== =========================== ======================
  Title of Securities To Be          Amount To Be      Proposed Maximum Offering  Proposed Maximum Aggregate          Amount of
         Registered                 Registered (1)         Price Per Share (2)          Offering Price (2)      Registration Fee (2)
------------------------------- ---------------------- -------------------------- --------------------------- ----------------------
 Common Stock, par value $.01          2,500,000                   $0.49                   $1,225,000                $292.78
          per share
=============================== ======================== ========================== ========================= ======================

(1) This Registration Statement also relates to such indeterminate number of additional shares of International Fuel Technology, Inc. as may be required pursuant to the 2001 Long Term Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the average of the high and low sale prices of the Common Stock as reported on the NASD OTC Bulletin Board on December 4, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*


     * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     International Fuel Technology, Inc. (hereinafter referred to as the "Company" or "registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange
Commission:

     (a) The Company's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act which contains, either directly or incorporated by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus or effective registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock, par value $.01 per share contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Nevada Private Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

     - any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation; and

     - any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and had reasonable cause to believe his or her conduct was lawful.

     To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The Nevada Private Corporation Law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     The Company's Bylaws provide for the following:

          Actions Other Than By the Corporation - The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he/she had reasonable cause to believe that his conduct was unlawful.

          Actions By the Corporation - The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him/her in connection with the defense or settlement of the action or suit if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person of fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Successful Defense - To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he/she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection with the defense. Required

     Approval - Any indemnification, unless ordered by a court, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders or persons holding their proxies; or (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; or (c) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The Company has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Company.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index at page 8.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

               (ii) to reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") pursuant to
          Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 9th day of November, 2001.

                                           International Fuel Technology, Inc.

                                           By: /s/ JONATHAN R. BURST
                                              ----------------------------------
                                              Name:  Jonathan R. Burst
                                              Title  Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Jonathan
R. Burst and Michael F. Obertop his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                        Date
----------                                  -----                                        ----

    /s/ JONATHAN R. BURST                   Chairman of the Board, Chief Executive       November 9, 2001
-------------------------------             Officer and Director (Principal Executive
      Jonathan R. Burst                     Officer)



    /s/ MICHAEL F. OBERTOP                  Secretary and Chief Financial Officer        November 9, 2001
-------------------------------             (Principal Financial Officer and Principal
       Michael F. Obertop                   Accounting Officer)



  /s/ WILLIAM J. LINDENMAYER                President and Director                       November 9, 2001
-------------------------------
     William J. Lindenmayer


    /s/ DAVID B. NORRIS                     Director                                     November 12, 2001
-------------------------------
       David B. Norris


    /s/ JOHN P. STUPP, JR.                  Director                                     November 9, 2001
-------------------------------
      John P. Stupp, Jr.


    /s/ IAN WILLIAMSON                      Director                                     November 13, 2001
-------------------------------
       Ian Williamson


    /s/ SIMON ORANGE                        Director                                     November 9, 2001
-------------------------------
       Simon Orange


                                            Director                                     November ___, 2001
-------------------------------
        Geoff Robinson


                                            Director                                     November ___, 2001
-------------------------------
       George Mitchell


    /s/ HARRY DEMETRIOU                     Director                                     November 9, 2001
-------------------------------
      Harry Demetriou


                                  EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.          Description
-----------          -----------

4                    Omitted - Inapplicable

5                    Opinion of Armstrong Teasdale LLP

15                   Omitted - Inapplicable

23.1                 Consent of Armstrong Teasdale LLP (included in Exhibit 5)

23.2                 Consent of BDO Seidman, LLP

23.3                 Consent of McGladrey & Pullen, LLP

24                   Power of Attorney (contained on signature page hereof)